SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): April 7, 2003


                           Burlington Industries, Inc.
                           (Exact Name of Registrant)

         Delaware                      1-10984                   56-1584586
         --------                      -------                   ----------
(State of Incorporation)      (Commission File Number)     (IRS Employer ID No.)

                            3330 West Friendly Avenue
                        Greensboro, North Carolina 27410
                    (Address of Principal Executive Offices)

                   Registrant's telephone number: 336-379-2000

ITEM 5.  Other Events.

         On April 7, 2003, Burlington announced that the Bankruptcy Court has extended Burlington's period of exclusivity to solicit acceptances of its plan of reorganization through July 31, 2003 and has approved modified bidding procedures for soliciting offers to acquire Burlington in the previously announced auction process. Copies of the press release and the modified bidding procedures, under which qualified bidders will be required to submit binding proposals by July 10, 2003, are attached as Exhibits 99.1 and 99.2, respectively.

ITEM 7.  Financial Statements and Exhibits.

         See attached exhibit index.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                              BURLINGTON INDUSTRIES, INC.



                              By:        /s/ JOHN D. ENGLAR
                              -------------------------------------------------
                              Name:  John D. Englar
                              Title: Senior Vice President, Corporate
                                     Development and Law


Dated: April 7, 2003

                                INDEX TO EXHIBITS



         Number           Exhibit
          99.1            Press release, dated April 7, 2003.
          99.2            Modified bidding procedures.

                                                                    Exhibit 99.1

               Burlington Continues Progress in Emergence Process

GREENSBORO, N.C., April 7 /PRNewswire-FirstCall/ -- Burlington Industries, Inc. (OTC Bulletin Board: BRLG - News) reports that it is continuing its progress towards emerging from Chapter 11 reorganization this summer. The Court has extended the Company's period of exclusivity to solicit acceptances of its plan of reorganization through July 31, 2003 and approved the Company's motion for modified bidding procedures for the solicitation of offers to purchase the Company.

Under the approved bidding procedures, the deadline for bids to purchase the Company will be July 10, 2003 with the auction for qualified bidders to be held on July 21, 2003. The Company has hired Miller Buckfire Lewis & Co., LLC, an investment banking firm, to oversee the bid solicitation and auction process. These amended procedures and retention of an investment banker will assure a more comprehensive sale and auction process. The Company's secured bank lenders and the Official Committee of the Unsecured Creditors joined the Company in seeking the Court's approval of the modified procedures.

"We have made significant progress and continue to move forward in our emergence process," said George W. Henderson, III, Chairman and Chief Executive Officer. "The modified bidding procedures established today strengthen our solicitation process and provide further assurance that the resulting outcome will be the best for the Company and our creditors.

"Over the last 17 months we have aggressively transitioned the Company and implemented a new business model that expands and strengthens our capabilities through more focused North American assets, expanded product and global capabilities of Burlington WorldWide and differentiated fabric performance developed by Nano-Tex. In addition, we have repaid $140 million of debt during this period and will seek court approval to repay another $50 million next month. Through the tremendous efforts of our employees and support from our customers we are achieving our reorganization objectives and are positioned well as we enter the final stages of our emergence."

With operations in the United States, Mexico and India and a global manufacturing and product development network based in Hong Kong, Burlington Industries is one of the world's most diversified marketers and manufacturers of softgoods for apparel and interior furnishings.

This press release contains statements that are forward-looking statements within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, among other things, global economic activity and the implications thereon of the attack on September 11 and the U.S. government's response thereto and the armed conflict with Iraq, the success of the company's overall business strategy including successful implementation of the company's restructuring plan and the company's development of a global sourcing structure, the demand for textile products, the cost and availability of raw materials and labor, governmental legislation and regulatory changes, and the long-term implications of regional trade blocs and the effect of quota phase-out and lowering of tariffs under the WTO trade regime, the impact that the company's Chapter 11 proceeding has had or may have on the company's relationships with its principal customers and suppliers, the nature of the capital structure which is approved in the company's plan of reorganization and the company's ongoing ability to finance its operations and restructuring activities, the cost of future capital sources, and the exposure to interest rate and currency fluctuations, the company's ability to utilize tax loss carryforwards and retain tax refunds received or to be received, and other factors identified in Burlington's filings with the Securities and Exchange Commission.

                                                                    Exhibit 99.2

                           MODIFIED BIDDING PROCEDURES

                  Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to the Acquisition Agreement (the "Agreement") for the sale, pursuant to the Joint Plan of Reorganization (as it may be amended, the "Plan") of Burlington Industries, Inc. (the "Company"). The Agreement provides, alternatively, for the sale of all of the issued and outstanding capital stock of the reorganized Company or the sale of substantially all of the assets of the Company (either such sale referred to herein as a "Transaction"). Qualified Bidders (as hereinafter defined) will be required to designate a particular form of Transaction in their final bids.

                  The Company and/or its advisors will: (a) directly contact parties whom the Company or its advisors, in their sole discretion, deem appropriate (collectively, the "Interested Parties") regarding the Bidding Procedures or the Transaction, including follow up telephone calls after service of the materials described hereafter in clause (b); and (b) as soon as reasonably practicable after the Bankruptcy Court's approval of these Bidding Procedures, serve (i) these Bidding Procedures and (ii) any order of the Bankruptcy Court relating to these Bidding Procedures on the Interested Parties and all parties required to be served with such documents under the Bankruptcy Code, the Bankruptcy Rules or any order of the Bankruptcy Court.

                  Notwithstanding the selection of the Successful Bidder (as hereinafter defined) and the execution of the Marked Agreement (as hereinafter defined), the consummation of the Transaction provided for therein shall be contingent upon, and made pursuant to, confirmation of the Plan.

                  Notwithstanding anything to the contrary contained herein, the Company fully reserves the right to decide not to pursue a Transaction with a Successful Bidder or any other party and, instead, to pursue another restructuring alternative.

                  In accordance with the Bankruptcy Court's order approving the Bidding Procedures, the Company may offer and pay a reasonable breakup fee in an amount not to exceed one percent of the aggregate purchase price (the "Breakup Fee") offered under the Marked Agreement of the Qualified Bidder whom the Company determines, in its sole discretion, after consultation with its advisors and the financial advisors to the official committee of unsecured creditors appointed in these chapter 11 cases (the "Creditors' Committee") and the Debtors' prepetition secured lenders (the "Prepetition Lenders"), has submitted the highest or otherwise best bid (the "Opening Bid") prior to the Auction (as hereinafter defined).

                          Determination by the Company

                  The Company, in its sole discretion, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, shall (i) determine whether any person is a Qualified Bidder, (ii) coordinate the efforts of Qualified Bidders in conducting their respective due diligence investigations regarding the Company, (iii) receive bids from Qualified Bidders, and (iv) negotiate any bid made to purchase the Company (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Company nor its representatives shall be obligated to furnish any information of any kind whatsoever relating to the Company and the Transaction to any person who is not a Qualified Bidder.

                           Participation Requirements

                  A "Qualified Bidder" is a Potential Bidder (as hereinafter defined) who delivers the documents described in subparagraphs (i) and (ii) below and whom the Company, in its sole discretion, after consultation with its advisors and, to the extent practicable, the Creditors' Committee's and the Prepetition Lenders' financial advisors, determines is reasonably likely to be able to consummate the Transaction (or the relevant component of the Transaction), if selected as the Successful Bidder, taking into account all financial, legal, regulatory and business considerations that the Company determines in good faith to be relevant.

                  To participate in the Bidding Process, each interested person (a "Potential Bidder") must deliver the following (unless previously delivered) to the Company:

     (i)  An  executed   confidentiality   agreement   in  form  and   substance
          satisfactory to the Company; and

     (ii) The most current audited and latest unaudited financial statements (collectively, "Financials") of the Potential Bidder, or such other form of financial disclosure as is acceptable to the Company.

                  Within three business days after the Company receives from a Potential Bidder all of the materials required by subparagraphs (i) and (ii) above, the Company shall determine, in its sole discretion, after consultation with its advisors and, to the extent practicable, the Creditors' Committee's and the Prepetition Lenders' financial advisors, and shall notify the Potential Bidder in writing whether the Potential Bidder is a Qualified Bidder. Beginning the week of April 7, 2003, the Company shall deliver to the Qualified Bidder a confidential offering memorandum and a solicitation letter.

                         Obtaining Due Diligence Access

                  To obtain due diligence access or additional information from the Company, a Qualified Bidder must first provide the Company with a written non-binding expression of interest ("Expression of Interest") on or before May 2, 2003. The Expression of Interest must set forth: (i) the Qualified Bidder's identity and, if known, the identity of any then-expected partners or co-investors, (ii) specification of the business unit or entity proposed to be acquired in connection with a Transaction, (iii) the form of the Transaction that the Qualified Bidder proposes to pursue (e.g., a purchase of stock or a purchase of assets), (iv) a non-binding indication of purchase price, (v) the then-expected form of consideration to be offered (including the amount of cash to be committed and the sources of financing contemplated), (vi) a list of significant issues and assumptions that may potentially affect the Qualified Bidder's level of interest, (vii) the nature, extent and proposed timing of additional due diligence the Qualified Bidder may wish to conduct and (viii) such other matters as the Company deems relevant. If, based on the Expression of Interest or such additional factors as the Company determines are relevant, the Company, in its business judgment and in its sole discretion, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, determines that the Qualified Bidder is reasonably likely to make a bona fide offer for the Company or relevant components, the Company shall afford such Qualified Bidder reasonable due diligence, including access to the Company's data room.

                  Information requested by a Qualified Bidder that is competitively sensitive or potentially damaging to the value of the Debtors' estate will only be provided to Qualified Bidders who have presented to the Company Expressions of Interest to acquire the Company as a whole in a Transaction (which, for these purposes and in the Company's sole discretion, may include a series of concurrent transactions for the acquisition of substantially all of the Company's assets that addresses the manner in which all of the Company's liabilities will be assumed or satisfied) that the Company, in its sole discretion, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, concludes is reasonably likely to be successfully consummated.

                  Neither the Company nor any of its affiliates (or any of their respective representatives) are obligated to furnish any information relating to the Company and the Transaction to any person except as otherwise provided in these Bidding Procedures.

                  The Company shall coordinate all reasonable requests for additional information and due diligence access from Qualified Bidders. No conditions relating to the completion of due diligence shall be permitted to exist after the Bid Deadline (as hereinafter defined).

                                  Bid Deadline

                  The deadline for submitting bids by a Qualified Bidder shall be 4:00 p.m. (Eastern time) on July 10, 2003 (the "Bid Deadline"). The Company may extend the Bid Deadline once or successively, but is not obligated to do so. If the Company extends the Bid Deadline, it shall promptly notify all Qualified Bidders of the extension.

                  A Qualified Bidder that desires to make a bid shall deliver written copies of its bid to (i) Burlington Industries, Inc., c/o MILLER
BUCKFIRE LEWIS, 1301 Avenue of the Americas, New York, NY 10019 (Attn: Martin Lewis and Kenneth Tuchman) (facsimile: (212) 895-1818); and (ii) counsel to Burlington, JONES DAY, North Point, 901 Lakeside Avenue, Cleveland, OH 44114 (Attn: David G. Heiman, Esq.) (facsimile: (216) 579-0212), not later than the Bid Deadline, who shall then distribute a copy of the bid to the Creditors' Committee's and the Prepetition Lenders' financial advisors.

                                Bid Requirements

                  A bid must be a written irrevocable offer from a Qualified Bidder (i) stating that the Qualified Bidder offers to consummate the Transaction (which, for these purposes and in the Company's sole discretion, may include a series of concurrent transactions for the acquisition of substantially all of the Company's assets that addresses the manner in which all of the Company's liabilities will be assumed or satisfied) as contemplated by the Agreement, upon the terms and conditions set forth in a copy of the Agreement marked to show those amendments and modifications to the Agreement, including price, terms, the particular form of Transaction and the manner in which it will assume and satisfy the liabilities of the Company, including specifically liabilities relating to retirement benefit plans, that the Qualified Bidder proposes (the "Marked Agreement"); (ii) confirming that the offer shall remain open until the completion of the closing under a Plan incorporating the bid of the Successful Bidder (other than the bidder); (iii) enclosing a copy of the proposed Marked Agreement; and (iv) accompanied with (a) a commitment to submit a certified or bank check, or wire transfer, in the amount of $10,000,000 payable to the order of the Company as a good-faith deposit (the "Good Faith Deposit") immediately upon the selection of the bid as the Successful Bid (as hereinafter defined), and (b) written evidence of a commitment for financing and such other evidence as the Company and its advisors require to demonstrate the bidder's ability to consummate the proposed Transaction, subject to no closing conditions other than those set forth in the Agreement, in either event satisfactory to the Company in its sole discretion. In addition to the foregoing requirements, the Company will consider a bid only if the bid: (i) provides that all cash and securities that are components of the purchase price are denominated in U.S. dollars only; (ii) is not conditioned on obtaining financing or the outcome of unperformed due diligence by the bidder with respect to the Company, but may be subject to the same conditions, but only those conditions, set forth in the Agreement; and (iii) fully discloses the identity of each entity that will be bidding for the Company or otherwise participating in connection with such bid, and the complete terms of any such participation.

                  A bid received from a Qualified Bidder that the Company determines meets the requirements set forth in the preceding paragraph will be considered a "Qualified Bid." Upon receipt of a Qualified Bid, the Company shall provide the Creditors' Committee's and the Prepetition Lenders' financial advisors with a copy of the Qualified Bid and the Marked Agreement.

                    Incorporation of Successful Bid into Plan

                  The terms of the Successful Bid shall be incorporated into the Plan, which, together with the Disclosure Statement, shall be amended to the extent required to give effect thereto. The closing of the Transaction to the Successful Bidder shall be contingent upon confirmation of the Plan and the occurrence of the effective date of the Plan. The Plan may provide that if the Transaction to the Successful Bidder does not close on or before September 30, 2003, the Company may enter into a Transaction with the bidder making the Next Best Bid (as hereinafter defined), without further notice or solicitation, provided that all conditions to the closing of the Next Best Bid in the Marked Agreement in connection therewith are satisfied.

                                     Auction

                  Except as otherwise provided in these Bidding Procedures, if more than one Qualified Bid is received by the Bid Deadline, the Company will conduct an auction (the "Auction") with respect to the Transaction. The Auction shall take place at 10:00 a.m. (Eastern time) on July 21, 2003 at the offices of Jones Day, 222 East 41st Street, New York, New York 10017. The Company may adjourn or reschedule the Auction once or successively, but is not obligated to do so. If the Company adjourns or reschedules the Auction, it shall promptly notify all Qualified Bidders of the new date and time of the Auction.

                  Only a Qualified Bidder who has submitted a Qualified Bid will be eligible to participate at the Auction. Only the authorized representatives of each of the Qualified Bidders, the Creditors' Committee, the Prepetition Lenders and the Company shall be permitted to attend the Auction. Prior to the commencement of the Auction, the Company will notify all Qualified Bidders who have submitted Qualified Bids of the general terms of the Opening Bid. At the Auction, Qualified Bidders will be permitted to increase their bids. The bidding at the Auction shall start at the purchase price stated in the Opening Bid, plus the amount of any Breakup Fee, and continue in increments of at least $3,000,000.

                  The Company and its advisors reserve the right to pursue and consider offers from Qualified Bidders to serve as a "stalking horse" bid at the Auction. If the Company determines, in its business judgment and in its sole discretion, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, to enter into a Marked Agreement with a Qualified Bidder as a stalking horse bidder (the "Stalking Horse Bidder"), the Company: (i) may offer the Stalking Horse Bidder a Breakup Fee; and (ii) at least two weeks prior to the Bid Deadline, will notify other Qualified Bidders of the existence of the Stalking Horse Bidder and the terms of the Stalking Horse Bidder's Marked Agreement. The Marked Agreement of the Stalking Horse Bidder shall serve as the Opening Bid for purposes of these Bidding Procedures and the Auction. Neither these Bidding Procedures nor the Auction require, or are contingent upon, the Company selecting a Stalking Horse Bidder, and the Company may conduct the Auction without a Stalking Horse Bidder.

                  Prior to the commencement of the Auction, the Company may adopt rules for the Auction that, in its business judgment, will better promote the goals of the Auction and that are not inconsistent with any of the provisions of the Bankruptcy Court order approving the Bidding Procedures and will notify all Qualified Bidders who have submitted Qualified Bids of such rules. All such rules will provide that: (i) the procedures must be fair and open, with Qualified Bidders being treated in substantially the same manner, to the extent reasonably possible; (ii) all bids shall be made and received in one room, on an open basis, and all other bidders shall be entitled to be present for all bidding with the understanding that the true identity of each bidder (i.e., the principals submitting each bid) shall be fully disclosed to all other bidders and that all material terms of each Qualified Bid will be fully disclosed to all other bidders throughout the entire Auction; and (iii) unless otherwise agreed to by the Company, no Qualified Bidder will be permitted more than one hour to respond to the previous bid at the Auction.

                  Immediately prior to the conclusion of the Auction, the Company, in its business judgment and in its sole discretion, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, shall (i) review each Qualified Bid on the basis of its financial and contractual terms and the factors relevant to the sale process and the best interests of the Company's estate, including, without limitation, those factors affecting the speed and certainty of consummating the Transaction and antitrust and competition law considerations, (ii) identify the highest or otherwise best offer in the Auction, consistent with these Bidding Procedures (the Marked Agreement of such higher or better Qualified Bid being the "Successful Bid" and the Qualified Bidder being the "Successful Bidder"), and
(iii) identify the next highest or otherwise best offer after the Successful Bid (the "Next Best Bid"). Any bid submitted after the conclusion of the Auction shall not be considered by the Company.

                           Approval of Successful Bid

                  The Company may also present the results of the Auction and the Marked Agreement of the Successful Bidder to the Bankruptcy Court at a hearing on July 31, 2003 at 2:00 p.m. (Eastern time) (the "Approval Hearing"), at which the Company will request that the Bankruptcy Court make certain findings regarding the Auction, including (i) that the Company conducted the Auction and selected the Successful Bidder in accordance with these Bidding Procedures, (ii) that the Auction was fair in substance and procedure, and (iii) that the Marked Agreement constitutes the highest and best offer for the Company.

                  Neither (i) the Company's inclusion of the Successful Bid in the Plan or the Disclosure Statement, or presentation of the Successful Bid and the Marked Agreement at an Approval Hearing, nor (ii) the entry of an order approving the Disclosure Statement (or any other order approving the Marked Agreement before confirmation of the Plan) by the applicable Court, shall obligate the Company to consummate the Transaction with the Successful Bidder unless and until the Plan has been confirmed and the effective date thereof occurs. Without limitation, the Company shall not be obligated to select a Qualified Bidder or pursue a Transaction and no bidder will be entitled to reimbursement of costs or other compensation regardless of the circumstances, except and solely to the extent approved in a specific order of the Bankruptcy Court.

                  In the event that the Successful Bidder fails to close the Marked Agreement with the Company for any reason, then the Company shall be authorized, but not required, to close with the Qualified Bidder that submitted the Next Best Bid, without notice to any other party (other than parties to executory contracts and unexpired leases affected by the Next Best Bid) or further court order.

                  The Company may (a) determine, in its business judgment and in its sole discretion, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, which Qualified Bid, if any, is the Successful Bid and the Next Best Bid; and (b) reject at any time before entry of an order approving the Auction Approval Motion, any bid that, in the Company's sole discretion, is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of the Transaction, or (iii) contrary to the best interests of the Company and its estate.

                                   No Auction

                  The Company reserves the right, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, to not hold the Auction if the Qualified Bids received do not offer sufficient value for the Company or are not otherwise in the best interests of the Company's estate. If the Company receives only one Qualified Bid and if the Company determines, in its business judgment and in its sole discretion, after consultation with its advisors and the Creditors' Committee's and the Prepetition Lenders' financial advisors, that such Qualified Bid is the best and highest offer for the Company, the Company may select such Qualified Bid as the Successful Bid for purposes of these Bidding Procedures without conducting an Auction.

                               Good Faith Deposit

                  The Good Faith Deposit of the Successful Bidder shall be held until the closing of the Transaction and applied in accordance with the Marked Agreement. Pending the closing of the Transaction with the Successful Bidder, the Good Faith Deposit of the Successful Bidder shall be maintained by the Company in an interest-bearing escrow account and any interest earned on the Good Faith Deposit shall be applied or transferred in the same manner as the Good Faith Deposit; provided, however, that the Successful Bidder shall not have any claim, cause of action or any similar right against the Company relating to or arising out of the investment of the Good Faith Deposit. If the closing does not occur, the disposition of the Good Faith Deposit shall be as provided in the Marked Agreement.